UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

   HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

   (843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On December 31, 2015, Glenn R. Bullard retired from his position as the Senior Executive Vice President and Chief Credit Officer of HCSB Financial Corporation (the “Company”) and Horry County State Bank (the “Bank”). Mr. Bullard’s retirement did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. The Company is grateful for Mr. Bullard’s years of dedicated service to the Company and the Bank.

(b)   On January 4, 2016, Johnny C. Allen resigned from his position as a director of the Company and the Bank. Mr. Allen’s decision to resign from the boards of directors was for personal reasons and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. The Company is grateful for Mr. Allen’s years of dedicated service to the Company and the Bank.

Mr. Allen also served on the Company’s Compensation Committee. The Company does not anticipate immediately filling the vacancy on the board caused by Mr. Allen’s resignation at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: January 7, 2016	By: /s/ James R. Clarkson
Name: James R. Clarkson
Title: President & Chief Executive Officer